As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO BLAST PHARMA ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Connecticut Financial Center

157 Church Street (19th Floor)

New Haven, Connecticut 06510 USA

(Address of Principal Executive Offices)

Bio Blast Pharma 2013 Incentive Option Plan

(Full title of the plan)

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: (212)-660-5000

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Howard E. Berkenblit, Esq.	Mor Limanovich, Adv.
Shy S. Baranov, Esq.	Zysman, Aharoni, Gayer & Co.
Zysman, Aharoni, Gayer and	41-45 Rothschild Blvd.
Sullivan & Worcester LLP	Beit Zion
1633 Broadway	Tel-Aviv, Israel 65784
New York, NY 10019	Tel: +972-3-795-5555
Tel: (212)-660-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share			Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (1)	175,147		$5.50	(3)	$963,309	$97.01
Ordinary Shares (1)	106,729		$5.08	(3)	$542,184	$54.60
Ordinary Shares (1)	213,458		$5.08	(3)	$1,084,367	$109.20
Ordinary Shares (1)	213,458		$4.23	(3)	$902,928	$90.93
Ordinary Shares (1)	30,000		$2.71	(3)	$81,300	$8.19
Ordinary Shares (1)	1,500		$3.00	(3)	$4,500	$0.46
Total	740,292	$	N/A		$3,578,588	$360.37

(1)	Par value NIS 0.01 per share.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the ordinary shares.

Explanatory note

We are filing this Registration Statement on Form S-8 in connection with 740,292 ordinary shares issuable to eligible directors, employees, office holders, service providers and consultants of Bio Blast Pharma Ltd., or the Company, or the Registrant, and its affiliates, under the Bio Blast Pharma 2013 Incentive Option Plan, or the Plan, which are in addition to the 1,605,668 ordinary shares under the Plan registered on the Company’s Form S-8 filed on March 31, 2015 (Commission File No. 333-203114), or the Prior Registration Statement.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Increases in the number of ordinary shares authorized for issuance under the Plan were approved by the board of directors of the Company on August 20, 2015, October 8, 2015, October 18, 2015 and March 28, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(1)	The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the Commission on March 29, 2016;

(2)	The description of the Registrant’s ordinary shares, par value NIS 0.01 per share contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to the Securities the Exchange Act of 1934, as amended, or the Exchange Act, on July 28, 2014 (File No. 001-36578), including any amendment or report filed which updates such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1(1)	Articles of Association of the Registrant

5.1	Opinion of Zysman, Aharoni, Gayer & Co.

23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Israel) (a Member of Ernst & Young Global)

23.2	Consent of Zysman, Aharoni, Gayer & Co. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature page)

99.1(2)	Bio Blast Pharma Ltd. 2013 Incentive Option Plan

(1)	Previously filed as Exhibit 3.2 to Form F-1/A filed on April 8, 2014 (File No. 333-193824), and incorporated herein by reference.

(2)	Previously filed as Exhibit 4.1 to Form 20-F filed on March 29, 2016 (File No. 001-36578), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel, on March 28, 2016.

BIO BLAST PHARMA ltd.

By:	/s/ Colin Foster
Name: Colin Foster
Title: Chief Executive Officer and President

power of attorney and signatures

We, the undersigned officers and directors of Bio Blast Pharma Ltd., hereby severally constitute and appoint Colin Foster, Fredric Price and Robert Cook, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin Foster	Chief Executive Officer, President and Director	March 28, 2016
Colin Foster	(principal executive officer)

/s/ Robert W. Cook	Chief Financial Officer (principal financial	March 28, 2016
Robert W. Cook	officer and principal accounting officer)

/s/ Fredric Price	Executive Chairman of the Board of Directors	March 28, 2016
Fredric Price

/s/ Michael Burshtine	Director	March 28, 2016
Michael Burshtine

/s/ Gili Cohen	Director	March 28, 2016
Gili Cohen

/s/ Thomas Dubin	Director	March 28, 2016
Thomas Dubin

/s/ Ehud (Udi) Gilboa	Director	March 28, 2016
Ehud (Udi) Gilboa

/s/ Marlene Haffner	Director	March 28, 2016
Marlene Haffner

Director
Isaac Krymolowski

/s/ Dr. Dalia Megiddo	Director	March 28, 2016
Dr. Dalia Megiddo

/s/ Ran Nussbaum	Director	March 28, 2016
Ran Nussbaum

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of Bio Blast Ltd., has signed this Registration Statement on Form S-8 on March 29, 2016.

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP